POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, Mercedes Johnson,

whose signature appears below, constitutes and appoints Mark Roellig,

Timothy Schulte, Thomas G. Arnold, and Donald H. Kronenberg, jointly and severally, her attorneys-in-fact, each with the power of substitution, to complete, execute and file with the Securities and Exchange Commission

(the SEC) and the New York Stock Exchange (the NYSE), for and on behalf of the undersigned, in any and all capacities of the undersigned, any

Form 3 Initial Statement of Beneficial Ownership, any Form 4 Change in

Beneficial Ownership, any Form 5 Annual Statement of Beneficial Ownership

and any similar or replacement forms required to be filed with the SEC or the NYSE by the undersigned relating to her ownership of securities of

Storage Technology Corporation (collectively, the Beneficial Ownership

Forms), with exhibits thereto and other documentation therewith and to complete, execute and file with the SEC and the NYSE, for and on behalf of the undersigned, in any and all capacities of the undersigned, any amendments to any Beneficial Ownership Forms, with exhibits thereto and other documents in connection therewith, hereby ratifying and confirming all that each of said attorneys-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof. The undersigned may revoke this Power of Attorney at any time by giving two business days prior written notice to the Secretary of Storage Technology Corporation.

/s/ Mercedes Johnson

January 1, 2004